UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011

REGENERX BIOPHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Equity Awards to Named Executive Officers
On August 3, 2011, the Board of Directors (the “Board”) of RegeneRx Biopharmaceuticals, Inc. (the “Company”) approved the grant of stock options to purchase an aggregate of 223,500 shares of the Company’s common stock under the Company’s 2010 Equity Incentive Plan to its “named executive officers,” as identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as follows:

	Number of Shares	Vesting
	Subject to Option	Commencement
Name	Granted	Date
J.J. Finkelstein President and Chief Executive Officer	125,000	August 3, 2011

David R. Crockford V.P. Clinical and Regulatory Affairs	98,500	August 3, 2011
Each of the above options has a term of seven years from the date of grant and an exercise price of $0.22 per share, which was the closing price of the Company’s common stock as quoted on the OTC Bulletin Board on August 3, 2011, the date of grant.
The shares subject to the option awards vest in equal annual installments over four years, with 25% of the shares subject to each option award vesting on each anniversary of the vesting commencement date until all shares are fully vested, subject in each case to the officer continuing to be an employee of the Company.
The remaining terms and conditions of the above awards are set forth in the Company’s 2010 Equity Incentive Plan and the forms of Option Agreement and Stock Option Grant Notice thereunder, filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on July 20, 2010, and are qualified in their entirety by reference thereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its 2011 Annual Meeting of Stockholders on August 3, 2011. On June 20, 2011, the Company filed its definitive proxy statement with the Securities and Exchange Commission that described in detail the two proposals submitted to the Company’s stockholders at the meeting. Represented at the meeting, in person or by proxy, were shares representing 70,227,664 votes, or approximately 87.93% of the issued and outstanding shares entitled to vote. The final results for the votes cast with respect to each proposal are set forth below.

Proposal 1: Election of Directors
The Company’s stockholders elected each of the six directors nominated by the Board to serve until the next annual meeting and until their successors are duly elected and qualified. The tabulation of votes on this matter was as follows:

	Shares	Shares
Nominee	Voted For	Withheld
Allan L. Goldstein	38,613,309	545,205
J.J. Finkelstein	38,378,464	780,050
Joseph C. McNay	38,913,347	245,167
Mauro Bove	38,872,324	286,190
L. Thompson Bowles	38,751,970	406,544
R. Don Elsey	38,926,774	231,740
There were also 31,069,150 shares as to which brokers indicated that they did not have the authority to vote (known as “broker non-votes”).
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the selection by the Audit Committee of the Board of Reznick Group, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The tabulation of votes on this matter was as follows: 69,807,556 votes for, to 94,900 votes against, with 325,208 votes abstaining.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.
Date: August 9, 2011	By:	/s/ C. Neil Lyons
		Name:	C. Neil Lyons
		Title:	Chief Financial Officer